Exhibit 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS EMPLOYMENT AGREEMENT is made and entered into as of the 10th day of May, 2001 by and between GUARANTY FINANCIAL CORPORATION, a Virginia corporation, hereinafter called the "Corporation", and WILLIAM E. DOYLE, JR. hereinafter called "Employee", and provides as follows:

                                    RECITALS
                                    --------

         WHEREAS, the Corporation is a bank holding company engaged in the operation of a bank; and

         WHEREAS, Employee has been involved in the management of the business and affairs of an entity similar to the Corporation and, therefore, possesses managerial experience, knowledge, skills and expertise in such type of business; and

         WHEREAS, the employment of Employee by the Corporation is in the best interests of the Corporation and Employee; and

         WHEREAS, the parties have mutually agreed upon the terms and conditions of Employee's continued employment by the Corporation as hereinafter set forth;

                               TERMS OF AGREEMENT
                               ------------------

         NOW, THEREFORE, for and in consideration of the premises and of the mutual promises and undertakings of the parties as hereinafter set forth, the parties covenant and agree as follows:

         Section 1. Employment. (a) Subject to Section 1(d), Employee shall be employed as the President and Chief Executive Officer of the Corporation and its wholly owned subsidiary, Guaranty Bank. He shall perform such services for the Corporation and/or one or more Affiliates as may be assigned to Employee by the Corporation from time to time upon the terms and conditions hereinafter set forth.

         (b) References in this Agreement to services rendered for the Corporation and compensation and benefits payable or provided by the Corporation shall include services rendered for and compensation and benefits payable or provided by any Affiliate. References in this Agreement to the "Corporation" also shall mean and refer to each Affiliate for which Employee performs services. References in this Agreement to "Affiliate" shall mean any business entity that, directly or indirectly, through one or more intermediaries, is controlled by the Corporation.

         (c) The parties recognize that the Board of Directors of the Corporation shall manage the business affairs of the Corporation and that the relationship between the Corporation and Employee shall be that of an employer and an employee. The Board of Directors shall have the sole authority to set and establish the hours of operation of the business and to set and establish reasonable work schedules and standards applicable to Employee.

         (d) Neither this Agreement nor Employee's employment by the Corporation and Guaranty Bank, shall be effective or publicly disclosed until the Corporation has been advised by the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions that they will not disapprove this Agreement or such employment.

         Section 2. Term. The term of this Agreement shall continue until May 31, 2006 unless sooner terminated under the terms of this Agreement.

         Section 3. Exclusive Service. Employee shall devote his best efforts and full time to rendering services on behalf of the Corporation in furtherance of its best interests. Employee shall comply with all policies, standards and regulations of the Corporation now or hereafter promulgated, and shall perform his duties under this Agreement to the best of his abilities and in accordance with standards of conduct applicable to chief executive officers of banks.

         Section 4. Salary. (a) As compensation while employed hereunder, Employee, during his faithful performance of this Agreement, in whatever capacity rendered, shall receive an annual base salary of $195,300 payable on such terms and in such installments as the parties may from time to time mutually agree upon. The Board of Directors, in its discretion, may increase Employee's base salary during the term of this Agreement.

         (b) The Corporation shall withhold state and federal income taxes, social security taxes and such other payroll deductions as may from time to time be required by law or agreed upon in writing by Employee and the Corporation. The Corporation shall also withhold and remit to the proper party any amounts agreed to in writing by the Corporation and Employee for participation in any corporate sponsored benefit plans for which a contribution is required.

         (c) Except as otherwise expressly set forth hereunder, no compensation shall be paid pursuant to this Agreement in respect of any month or portion thereof subsequent to any termination of Employee's employment by the Corporation.

         Section 5. Corporate Benefit Plans. Employee shall be entitled to participate in or become a participant in any employee benefit plan maintained by the Corporation for which he is or will become eligible on such terms as the Board of Directors may, in its discretion, establish, modify or otherwise change.

         The Corporation shall provide Employee with a disability insurance policy providing benefits commensurate with other employees as so amended by the Board from time to time.

         The Corporation shall pay the premiums on group term insurance on the life of Employee in an amount equal to two times his base salary under the Virginia Bankers Association group term life insurance program.



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

         On or as of the first day Employee reports for work, he shall be granted an incentive stock option to purchase 5,000 shares of the Corporation's common stock at the fair market value per share. On or before the last day of February of each of 2002, 2003 and 2004, unless the Board of Directors determines that his performance in the preceding calendar year is unsatisfactory, Employee will be granted an option to purchase 10,000 shares of the Corporation's common stock at the fair market value per share on the date of grant. Each stock option granted hereunder shall be granted under the
Corporation's 1991 Incentive Plan. Each option shall have a ten year term (subject to earlier termination if Employee's employment terminates) and shall vest immediately unless the Employee requests a different vesting schedule. To the extent the law permits, each option shall be treated as an incentive stock option.

         Before December 31, 2001, the parties intend that Employee, in conjunction with the Board of Directors and the Corporation's other senior officers, will develop and implement one or more performance-based incentive plans for officers and employees, including a program of stock option grants for officers.

         Section 6. Bonuses. Employee shall receive only such bonuses as the Board of Directors, in its discretion, decides to pay to Employee.

         Section 7. Expense Account. (a) The Corporation shall reimburse Employee for reasonable and customary business expenses incurred in the conduct of the Corporation's business. Such expenses will include business meals, out-of-town lodging and travel expenses. Employee agrees to timely submit records and receipts of reimbursable items and agrees that the Corporation can adopt reasonable rules and policies regarding such reimbursement. The Corporation agrees to make prompt payment to Employee following receipt and verification of such reports.

         (b) The Corporation will provide Employee an American made automobile for personal and business use and will pay or reimburse Employee for all maintenance, insurance, fuel and taxes on such automobile. This automobile shall remain the property of the Corporation during and after Employee's employment with the Corporation, unless and until the Corporation elects, in writing, to voluntarily transfer ownership of the automobile to Employee.

         (c) The Corporation will reimburse Employee for his actual expenses reasonably incurred in relocating his home to the Charlottesville, Virginia area, provided Employee uses a Charlottesville, Virginia-based mover and timely submits records and receipts of such items. This obligation shall include reimbursement of Employee by the Corporation for an apartment in Charlottesville through the end of August, 2001.

         (d) The Corporation agrees to lend to Employee the initiation fee at Farmington Country Club in Charlottesville, Virginia. One third (1/3) of the total amount of this loan shall be forgiven at the conclusion of each of the three consecutive calendar years, beginning in the year he joins such club. If Employee's employment with the Corporation is terminated for Cause or he resigns without Good Reason prior to the complete forgiveness of this loan, Employee agrees to repay the balance of the loan in full within thirty (30) days of such
cessation  of  employment.   The

Corporation also will reimburse Employee's Farmington Country Club dues and expenses, except purely personal charges.

         Section 8. Personal and Sick Leave. Employee shall be entitled to the same personal and sick leave as the Board of Directors may from time to time designate for all full-time employees of the Corporation.

         Section 9. Vacations. Employee shall be entitled to twenty (20) week days of vacation leave each year which shall be taken at such time or times as may be approved by the Corporation and during which Employee's compensation hereunder shall continue to be paid.

         Section 10. Termination. (a) Notwithstanding the termination of Employee's employment pursuant to any provision of this Agreement, the parties shall be required to carry out any provisions of this Agreement which contemplate performance by them subsequent to such termination. In addition, no termination shall affect any liability or other obligation of either party which shall have accrued prior to such termination, including, but not limited to, any liability, loss or damage on account of breach. No termination of employment shall terminate the obligation of the Corporation to make payments of any vested benefits provided hereunder or the obligations of Employee under Sections 11, 12 and 13.

                  (b) Employee's employment hereunder may be terminated by Employee upon thirty (30) days written notice to the Corporation or at any time by mutual agreement in writing.

                  (c) This Agreement shall terminate upon death of Employee; provided, however, that in such event the Corporation shall pay to the estate of Employee the compensation including salary and accrued bonus, if any, which otherwise would be payable to Employee through the end of the month in which his death occurs.

                  (d) The Corporation may terminate Employee's employment other than for "Cause", as defined in Section 10(e), at any time upon written notice to Employee, which termination shall be effective immediately. Employee may resign thirty (30) days after notice to the Corporation for "Good Reason", as hereafter defined. In the event the Employee's employment terminates pursuant to this Section 10(d), Employee shall receive a monthly amount equal to one-twelfth (1/12) his rate of annual base salary in effect immediately preceding such termination ("Termination Compensation") in each month for thirty-six (36) months or the remainder of the term of this Agreement, whichever is less. Payments of the Termination Compensation shall be made at the times such payments would have been made in accordance with Section 4(a). Notwithstanding anything in this Agreement to the contrary, if Employee breaches
Section 11 or 12, Employee will not thereafter be entitled to receive any further compensation or benefits pursuant to this Section 10(d). In addition, notwithstanding anything in this Agreement to the contrary, the Corporation shall not be required to make payment of the Termination Compensation or any portion thereof to the extent such payment is prohibited by the terms of the regulations presently found at 12 C.F.R. part 359 or to the extent that any other governmental approval of the payment required by law is not received.

         For purposes of this Agreement, "Good Reason" shall mean:

                  (i) The assignment of duties to the Employee by the Corporation which result in the Employee having significantly less authority or responsibility than he has on the date hereof, without his express written consent;

                  (ii) The removal of the Employee from or any failure to re-elect him to the position of President and Chief Executive Officer of the Corporation and Guaranty Bank;

                  (iii) Requiring the Employee to maintain his principal office outside of Charlottesville and Albermarle County, Virginia;

                  (iv) A reduction by the Corporation of the Employee's base salary, as the same may have been increased from time to time; except as a result of severe financial distress that leads to a general decrease in the level of compensation or benefits of all or substantially all of the Corporation's employees;

                  (v) The failure of the Corporation to provide the Employee with substantially the same fringe benefits that are provided to him at the inception of his employment; except as a result of severe financial distress that leads to a general decrease in the level of compensation or benefits of all or substantially all of the Corporation's employees;


                  (vi) The Corporation's failure to comply with any material term of this Agreement; or

                  (vii)    The  failure  of  the   Corporation   to  obtain  the
assumption of and agreement to perform this Agreement by any successor as contemplated in Section 14 hereof.

                  (e) The Corporation shall have the right to terminate Employee's employment under this Agreement at any time for Cause, which termination shall be effective immediately. Termination for "Cause" shall include termination for Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, misappropriation of the Corporation's assets (determined on a reasonable basis) or those of its Affiliates, or material breach of any other provision of this Agreement. In the event Employee's employment under this Agreement is terminated for Cause, Employee shall thereafter have no right to receive compensation or other benefits under this Agreement.

                  (f)      The Corporation may terminate  Employee's  employment
under this Agreement, after having established the Employee's disability by giving to Employee written notice of its intention to terminate his employment for disability and his employment with the Corporation shall terminate effective on the 90th day after receipt of such notice if within 90 days after such receipt Employee shall fail to return to the full-time performance of the essential functions of his position (and if Employee's disability has been established pursuant to the definition of "disability" set forth below). For purposes of this Agreement, "disability" means either (i) disability which after the expiration of more than 13 consecutive weeks after its commencement is determined to be total and permanent by a physician selected and paid for by the Corporation or its insurers, and acceptable to Employee or his legal representative, which consent shall not be unreasonably withheld or (ii) disability as defined in the policy of disability insurance maintained by the Corporation or its Affiliates for the benefit of Employee, whichever shall be more favorable to Employee. Notwithstanding any other provision of this Agreement, the Corporation shall comply with all requirements of the Americans with Disabilities Act, 42 U.S.C. ss. 12101 et. seq.

                  (g) If Employee is suspended and/or temporarily prohibited from participating in the conduct of the Corporation's affairs by a notice served pursuant to the Federal Deposit Insurance Act, the Corporation's obligations under this Employment Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Corporation may in its discretion (i) pay Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                  (h) If Employee is removed and/or permanently prohibited from participating in the conduct of the Corporation's affairs by an order issued under the Federal Deposit Insurance Act or the Code of Virginia, all obligations of the Corporation under this Employment Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

                  (i)(1) If Employee's employment is terminated without Cause or if he resigns for Good Reason within one year after a Change of Control shall have occurred, then on or before Employee's last day of employment with the Corporation, the Corporation shall pay to Employee as compensation for services rendered to the Corporation and its Affiliates a cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to the excess, if any, of 299% of Employee's "annualized includable compensation for the base period", as defined in Section 280G of the Internal Revenue Code of 1986 (the "Code"), over the total amount payable to Employee under Section 10(d) provided that, at the option of Employee, the cash amount required to be paid hereby shall be paid by the Corporation in equal monthly installments over the thirty-six (36) months succeeding the date of termination, payable on the first day of each such month.

                  (2) For purposes of this Agreement, a Change of Control occurs if, after the date of this Agreement, (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (but excluding Douglas E. Caton or any group of which Employee or Douglas E. Caton is a member), becomes the owner or beneficial owner of Corporation securities having 50% or more of the combined voting power of the then outstanding Corporation securities that may be cast for the election of the Corporation's directors other than a result of an issuance of securities initiated by the Corporation, or open market purchases approved by the Board of Directors, as long as the majority of the Board of Directors approving the purchases is a majority at the time the purchases are made; or (ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors, or any combination of these events, the persons who were directors of the Corporation before such events cease to constitute a majority of the Corporation's Board, or any successor's board, within two years of the last of such transactions. For purposes of this Agreement, a Change of Control occurs on the date on which an event described in (i) or (ii) occurs. If a Change of Control occurs on account of a series of transactions or events, the Change of Control occurs on the date of the last of such transactions or events.

                  (3) It is the intention of the parties that no payment be made or benefit provided to Employee pursuant to this Agreement that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code and any regulations thereunder, thereby resulting in a loss of an income tax deduction by the Corporation or the imposition of an excise tax on Employee under Section 4999 of the Code. If the independent accountants serving as auditors for the Corporation on the date of a Change of Control (or any other accounting firm designated by the Corporation) determine that some or all of the payments or benefits scheduled under this Agreement, as well as any other payments or benefits on a Change of Control, would be nondeductible by the Company under Section 280G of the Code, then the payments scheduled under this Agreement will be reduced to one dollar less than the maximum amount which may be paid without causing any such payment or benefit to be nondeductible. The determination made as to the reduction of benefits or payments required hereunder by the independent accountants shall be binding on the parties. Employee shall have the right to designate within a reasonable period, which payments or benefits will be reduced; provided, however, that if no direction is received from Employee, the Corporation shall implement the reductions in its discretion.

         Section 11. Confidentiality/Nondisclosure. Employee covenants and agrees that any and all information concerning the customers, businesses and services of the Corporation of which he has knowledge or access as a result of his association with the Corporation in any capacity, shall be deemed confidential in nature and shall not, without the proper written consent of the Corporation, be directly or indirectly used, disseminated, disclosed or published by Employee to third parties other than in connection with the usual conduct of the business of the Corporation. Such information shall expressly include, but shall not be limited to, information concerning the Corporation's trade secrets, business operations, business records, customer lists or other customer information. Upon termination of employment Employee shall deliver to the Corporation all originals and copies of documents, forms, records or other information, in whatever form it may exist, concerning the Corporation or its business, customers, products or services. In construing this provision it is agreed that it shall be interpreted broadly so as to provide the Corporation with the maximum protection. This Section 11 shall not be applicable to any information which, through no misconduct or negligence of Employee, has previously been disclosed to the public by anyone other than Employee.

         Section 12. Covenant Not to Compete. During the term of this Agreement and throughout any further period that he is an officer or employee of the Corporation, and for a period of twelve (12) months from and after the date that Employee is (for any reason) no longer employed by the Corporation or for a period of twelve (12) months from the date of entry by a court of competent



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

jurisdiction of a final judgment enforcing this covenant in the event of a breach by Employee, whichever is later, Employee covenants and agrees that he will not, directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever: (i) engage in a Competitive Business anywhere within a fifteen (15) mile radius of any office operated by the Corporation on the date Employee's employment terminates; or (ii) solicit, or assist any other person or business entity in soliciting, any depositors or other customers of the Corporation to make deposits in or to become customers of any other financial institution conducting a Competitive Business; or (iii) induce any individuals to terminate their employment with the Corporation or its Affiliates. As used in this Agreement, the term "Competitive Business" means all banking and financial products and services that are substantially similar to those offered by the Corporation on the date that Employee's employment terminates.

         Section 13. Injunctive Relief, Damages, Etc. Employee agrees that given the nature of the positions held by Employee with the Corporation, that each and every one of the covenants and restrictions set forth in Sections 11 and 12 above are reasonable in scope, length of time and geographic area and are necessary for the protection of the significant investment of the Corporation in developing, maintaining and expanding its business. Accordingly, the parties hereto agree that in the event of any breach by Employee of any of the provisions of Sections 11 or 12 that monetary damages alone will not adequately compensate the Corporation for its losses and, therefore, that it may seek any and all legal or equitable relief available to it, specifically including, but not limited to, injunctive relief and Employee shall be liable for all damages, including actual and consequential damages, costs and expenses, including legal costs and actual attorneys' fees, incurred by the Corporation as a result of taking action to enforce, or recover for any breach of, Section 11 or Section
12. The covenants contained in Sections 11 and 12 shall be construed and interpreted in any judicial proceeding to permit their enforcement to the maximum extent permitted by law. Should a court of competent jurisdiction determine that any provision of the covenants and restrictions set forth in
Section 12 above is unenforceable as being overbroad as to time, area or scope, the court may strike the offending provision or reform such provision to substitute such other terms as are reasonable to protect the Corporation's legitimate business interests.

         Section 14. Binding Effect/Assignability. This Employment Agreement shall be binding upon and inure to the benefit of the Corporation and Employee and their respective heirs, legal representatives, executors, administrators, successors and assigns, but neither this Agreement, nor any of the rights hereunder, shall be assignable by Employee or any beneficiary or beneficiaries designated by Employee. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business, stock or assets of the Corporation, by agreement in form and substance reasonably satisfactory to the Employee, to expressly assume and agree to perform this Agreement in its entirety. Failure of the Corporation to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to the compensation described in Section 10(d). As used in this Agreement, "Corporation" shall mean Guaranty Financial Corporation, a Virginia corporation, and any successor to its respective business, stock or assets



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

as aforesaid  which  executes and  delivers the  agreement  provided for in this
Section 14 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         Section 15. Governing Law. This Employment Agreement shall be subject to and construed in accordance with the laws of Virginia.

         Section 16. Invalid Provisions. The invalidity or unenforceability of any particular provision of this Employment Agreement shall not affect the validity or enforceability of any other provisions hereof, and this Employment Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         Section 17. Notices. Any and all notices, designations, consents, offers, acceptance or any other communications provided for herein shall be given in writing and shall be deemed properly delivered if delivered in person or by registered or certified mail, return receipt requested, addressed in the case of the Corporation to its registered office or in the case of Employee to his last known address.

         Section 18.  Entire Agreement.

                  (a) This Employment Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all other agreements, either oral or in writing, among the parties hereto with respect to the subject matter hereof.

                  (b) This Employment Agreement may be executed in one or more counterparts, each of which shall be considered an original copy of this Agreement, but all of which together shall evidence only one agreement.

         Section 19. Amendment and Waiver. This Employment Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto. No waiver of any provision of this Employment Agreement shall be valid unless in writing and signed by the person or party to be charged.

         Section 20. Case and Gender. Wherever required by the context of this Employment Agreement, the singular or plural case and the masculine, feminine and neuter genders shall be interchangeable.

         Section 21. Captions. The captions used in this Employment Agreement are intended for descriptive and reference purposes only and are not intended to affect the meaning of any Section hereunder.

         IN  WITNESS  WHEREOF,   the  Corporation  has  caused  this  Employment
Agreement to be signed by its duly authorized officer and Employee has hereunto set his hand and seal on the day and year first above written.

                                    GUARANTY FINANCIAL CORPORATION


                                    By: /s/ Douglas E. Caton
                                       -----------------------------------------
                                    Title: Chairman of the Board of Directors


ATTEST:

             /s/
------------------------------


                                    EMPLOYEE


                                    /s/ William E. Doyle, Jr.
                                    --------------------------------------(SEAL)
                                    William E. Doyle, Jr.


ATTEST:

            /s/
------------------------------











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